Exhibit 3.2

AMENDED AND RESTATED

CODE OF REGULATIONS

OF

MERIDIAN BIOSCIENCE, INC.

The Amended Code of Regulations of Meridian Bioscience, Inc. is hereby amended and restated in its entirety by the Board of Directors pursuant to Ohio General Corporation Law Section 1701.11(A)(1)(d) to read as follows as of November 26, 2019.

ARTICLE I

FISCAL YEAR

Unless otherwise designated by resolution of the Board of Directors, the fiscal year of the Corporation shall commence on the first of day of October of each year.

ARTICLE II

SHAREHOLDERS

Section 1.    Annual Meetings.

The Annual Meeting of the Shareholders of this Corporation, for the election of members of the Board of Directors, the consideration of financial statements and other reports, and the transaction of such other business as may properly be brought before such meeting, shall be held at 3:00 pm Eastern Standard Time, on the third Thursday in January of each year or at such other time and date as determined by the Board of Directors each year. Upon due notice, there may also be considered and acted upon at an Annual Meeting any matter which could properly be considered and acted upon at a Special Meeting in which case and for which purpose the Annual Meeting shall also be considered as, and shall be a Special Meeting. In the event the Annual Meeting is not held or if Directors are not elected thereat, a Special Meeting may be called and held for that purpose.

Section 2.    Special Meetings.

Special meetings of the Shareholders may be held on any business day when called by the Chairman of the Board, the President, a majority of Directors or persons holding twenty-five percent or more of all shares outstanding and entitled to vote. Only such business shall be brought before the special meeting: (i) pursuant to the Notice of Meeting procedures provided for in Section 4(a) of this Article II; (ii) by or at the direction of the Board of Directors; or (iii) by any Shareholder of the Corporation who was a Shareholder of record both at the time of giving notice by the Shareholder as provided for in Section 5(a) of this Article II for any business other than nominations for election to the Board of Directors and Section 2(a) of Article III of these Regulations for nominations for election to the Board of Directors and at the time of such meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in Section 5(a) of this Article II for any business other than nominations for election to the Board of Directors and Section 2(a) of Article III of these Regulations for nominations for election to the Board of Directors.

Section 3.    Place of Meetings.

Any meeting of Shareholders may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting. The Board of Directors may, in its sole discretion, determine that any meeting shall not be held at any place, but instead may be held solely by means of remote communication as authorized by Ohio law.

Section 4.    Notice of Meeting and Waiver of Notice.

(a)    Notice. Written notice of the time, place and purposes of any meeting of Shareholders shall be given to each Shareholder entitled thereto not less than seven days nor more than sixty days before the date fixed for the meeting and as prescribed by law. Such notice shall be provided by personal delivery, mail, or, to the extent permitted by law, electronically to each Shareholder entitled to notice of or to vote at such meeting. If such notice is mailed, it shall be directed, postage pre-paid, to the Shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

(b)    Notice to Joint Owners. All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

(c)    Waiver. Notice of any meeting, whether required to be given by law or under these Regulations, however, may be waived in writing by any Shareholder either before or after any meeting of Shareholders, or by attendance at such meeting without protest to the commencement thereof.

Section 5.    Advance Notice of Shareholder Proposals

(a)    Shareholder Proposals Other Than Nominations for Election to the Board of Directors. The proposal of any business to be considered by the Shareholders other than nominations for election to the Board of Directors may be made at any Annual Meeting of Shareholders or any special meeting as provided for in Section 2 of this Article II: (i) pursuant to the Notice of Meeting procedures provided for in Section 4(a) of this Article II; (ii) by or at the direction of the Board of Directors; or (iii) by any Shareholder of the

Corporation who was a Shareholder of record both at the time of giving notice by the Shareholder as provided for in this Section 5(a) and at the time of such meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 5(a). For any business other than nominations for election to the Board of Directors to be properly brought before any meeting by a Shareholder pursuant to this Section 5(a), the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the Shareholders. To be timely, a Shareholder’s notice shall set forth all information required by this Section 5 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the one-hundred fiftieth day nor later than 5:00 p.m., Eastern Time, on the ninetieth day prior to such meeting if such meeting is an annual meeting or not later than 5:00 p.m., Eastern Time, on the fifteenth day prior to such meeting if such meeting is a special meeting. In no event shall the public announcement of a postponement of such meeting or of an adjournment or postponement of any meeting to a later date or time commence a new time period for the giving of a Shareholder’s notice as described above.

A Shareholder’s notice to be proper must set forth (i) as to any business that the Shareholder proposes to bring before the meeting, other than nominations to election to the Board of Directors, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such Shareholder and any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Shareholder or the Shareholder Associated Person therefrom; (ii) as to the Shareholder giving the notice and any Shareholder Associated Person (A) the class, series and number of all shares of stock of the Corporation which are owned by such Shareholder and by such Shareholder Associated Person, if any, (B) the nominee holder for, and the number of, shares owned beneficially but not of record by such Shareholder and by any such Shareholder Associated Person, and (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such Shareholder or any such Shareholder Associated Person with respect to any share of stock of the Corporation; (iii) as to any Shareholder giving notice and any Shareholder Associated Person covered by this Section 5(a), the name and address of such Shareholder, as they appear on the Corporation’s stock ledger and current name and address, if different, and of such Shareholder Associated Person; and (iv) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the notice.

(b)    Shareholder Associated Person. For the purposes of this Section 5 and Section 2 of Article III of these Regulations “Shareholder Associated Person” of any Shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Shareholder; (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Shareholder; and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

(c)    Inaccurate Information. If information submitted pursuant to this Section 5 by any Shareholder proposing any business other than a nomination for election to the Board of Directors shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 5. Upon written request by the Secretary or the Board of Directors, any Shareholder proposing any business other than a nomination for election to the Board of Directors shall provide, within five business days of delivery of such request (or other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized Officer of the Corporation, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to this Section 5; and (ii) a written update of any information previously submitted by the Shareholder pursuant to this Section 5 as of an earlier date. If the Shareholder fails to provide such written verification or a written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 5. Only such proposals made in accordance with the procedures set forth in this Section 5 shall be eligible to be brought before the meeting. The Chairman of the meeting shall have the power to determine whether a proposal was made in accordance with this Section 5, and, if any proposal is not in compliance with this Section 5, to declare that such proposal shall be disregarded.

(d)    General. Notwithstanding the foregoing provisions of this Section 5, a Shareholder shall also comply with all applicable requirements of state law and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect the right of a Shareholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934.

Section 6.    Shareholders Entitled to Notice and to Vote.

If a record date shall not be fixed or the books of the Corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders shall be the close of business on the twentieth day prior to the date of the meeting and only Shareholders of record at such record date shall be entitled to notice of and to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all Shareholders entitled to notice in accordance with the new record date so fixed.

Section 7.    Quorum.

At any meeting of Shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion. The Shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

Section 8.    Voting Power of Shareholders.

Every Shareholder of record of the Corporation shall be entitled at each meeting of Shareholders to one vote for each share of stock held by such Shareholder according to the books and records of the Corporation as of the date of such vote or, if a record date is set by the Board of Directors, as of such record date.

Section 9.    Organization of Meetings.

(a)    Presiding Officer. The Chairman of the Board, or in his absence, the President, or in the absence of both of them, a Vice President of the Corporation, shall call all meetings of the Shareholders to order and shall act as Chairman thereof; if all are absent, the Shareholders shall elect a Chairman.

(b)    Minutes. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

Section 10.    Order of Business.

The order of business at all meetings of the Shareholders, unless waived or otherwise determined by a vote of the holder or holders of the majority of the number of shares entitled to vote present in person or represented by proxy, shall be as follows:

1.	Call meeting to order.

2.	Selection of Chairman and/or Secretary, if necessary.

3.	Proof of notice of meeting and presentment of affidavit thereof.

4.	Filing of proxies with Secretary.

5.	Upon appropriate demand, appointment of inspectors of election.

6.	Reading, correction and approval of previously unapproved minutes.

7.	Reports of officers and committees.

8.	If annual meeting, or meeting called for that purpose, election of Directors.

9.	Unfinished business, if adjourned meeting.

10.	Consideration in sequence of all other matters set forth in the call for and written notice of the meeting.

11.

Any new business other than that set forth in the notice of the meeting which shall have been submitted to the Secretary of the corporation in writing in accordance with the terms and conditions of Section 5 of this Article II. The provisions of Article III shall govern the procedures for Shareholder nominations of directors.

12.	Adjournment

Section 11.    Voting.

Except as provided by statute or in the Articles, every Shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the Shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required be law, the Articles, or these Regulations.

Section 12.    Proxies.

A person who is entitled to attend a Shareholders’ meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Ohio.

Section 13.    List of Shareholders.

At any meeting of Shareholders a list of Shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any Shareholder.

ARTICLE III

DIRECTORS

Section 1.    General Powers.

The authority of this Corporation shall be exercised by or under the direction of the Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the Shareholders.

Section 2.    Election, Number and Qualification of Directors.

(a)    Election. The Directors shall be elected at the Annual Meeting of the Shareholders, or if not so elected, at a special meeting of Shareholders called for that purpose provided that the Board of Directors has determined that Directors shall be elected at such special meeting. Nominations for election to the Board of Directors may be made at any such meeting described in the previous sentence (i) pursuant to the Notice of Meeting procedures provided for in Section 4(a) of Article II of these Regulations; (ii) by or at the direction of the Board of Directors; or (iii) by any Shareholder of the Corporation who was a Shareholder of record both at the time of giving notice by the Shareholder as provided for in this Section 2(a) and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2(a). For a nomination for election to the Board of Directors to be properly brought before any meeting by a Shareholder pursuant to this Section 2(a), the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder’s notice shall set forth all information required by this Section 2 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the one-hundred fiftieth day nor later than 5:00 p.m., Eastern Time, on the ninetieth day prior to such meeting if such meeting is an annual meeting or not later than 5:00 p.m., Eastern Time, on the fifteenth day prior to such meeting if such meeting is a special meeting. In no event shall the public announcement of a postponement of such meeting or of an adjournment or postponement of meeting to a later date or time commence a new time period for the giving of a Shareholder’s notice as described above. Only persons nominated as provided for in this Section 2(a) shall be eligible for election.

A Shareholder’s nomination to be proper must set forth (i) as to each individual whom the Shareholder proposes to nominate for election or reelection as a Director (A) the name, age, business address and residence address of such individual, (B) the class, series, and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (including such individuals written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to the Shareholder giving the notice and any Shareholder Associated Person (A) the class, series and number of all shares of stock of the Corporation which are owned by such Shareholder and by such Shareholder Associated Person, if any, (B) the nominee holder for, and the number of, shares owned beneficially but not of record by such Shareholder and by any such Shareholder Associated Person, and (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such Shareholder or any such Shareholder Associated Person with respect to any share of stock of the Corporation; (iii) as to any Shareholder giving notice and any Shareholder Associated Person covered by this Section 2(a), the name and address of such Shareholder, as they appear on the Corporation’s stock ledger and current name and address, if different, and of such Shareholder Associated Person; and (iv) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a Director.

(b)    Number. The number of Directors, which shall not be less than three, may be fixed or changed at a meeting of the Shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In addition, the number of Directors may be fixed or changed by action of the Directors at a meeting called for that purpose at which a quorum is present by a majority vote of the Directors present at the meeting. The Directors then in office may fill any Director’s office that is created by an increase in the number of Directors. The number of Directors elected shall be deemed to be the number of Directors fixed unless otherwise fixed by resolution adopted at the meeting at which such Directors are elected.

(c)    Shareholder Nominations. If information submitted pursuant to this Section 2 by any Shareholder proposing a nominee for election as a Director shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 2. Upon written request by the Secretary or the Board of Directors, any Shareholder proposing a nominee for election as a Director shall provide, within five business days of delivery of such request (or other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized Officer of the Corporation, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to this Section 2 and (ii) a written update of any information previously submitted by the Shareholder pursuant to this Section 2 as of an earlier date. If the Shareholder fails to provide such written verification or a written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2. Only such individuals who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election by Shareholders as Directors. The Chairman of the meeting shall have the power to determine whether a nomination was made in accordance with this Section 2, and, if any proposed nomination is not in compliance with this Section 2, to declare that such nomination shall be disregarded.

(d)    Qualifications. Directors need not be Shareholders of the Corporation.

Section 3.    Term of Office of Directors.

(a)    Term. Each Director shall hold office until the next annual meeting of the Shareholders and until his successor has been elected or until his earlier resignation, removal from office, or death. A majority of the whole Board may elect a Chairman of the Board on an annual basis or otherwise from time-to-time as may be deemed necessary. The Chairman of the Board, if any, shall hold office until the next annual meeting of Shareholders and until his successor, if any, has been elected or until his earlier resignation, removal from office, or death. Directors shall be subject to removal as provided by statute or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all Directors in accordance therewith.

(b)    Resignation. A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by any incumbent corporate officer other than an officer who is also the resigning Director, unless some other time is specified therein.

(c)    Vacancy. In the event of any vacancy in the Board of Directors for any cause, including, but not limited to, those caused by an increase in the number of Directors, the remaining Directors, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term.

Section 4.    Meetings of Directors.

(a)    Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the Shareholders or a special meeting of the Shareholders at which Directors are elected. The holding of such Shareholders’ meeting shall constitute notice of such Directors’ meeting and such meeting shall be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the Directors.

(b)    Special Meetings. Special Meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice President, or any two Directors.

(c)    Place of Meeting. Any meeting of Directors may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting.

(d)    Notice of Meeting and Waiver of Notice. Notice of the time and place of any regular or special meeting of the Board of Directors (other than the regular meeting of Directors following the adjournment of the annual meeting of the Shareholders or following any special meeting of the Shareholders at which Directors are elected) shall be given to each Director by personal delivery, telephone, mail, or by electronic delivery at least forty-eight hours before the meeting, which notice need not specify the purpose of the meeting. Such notice, however, may be waived in writing by any Director either before or after any such meeting, or by attendance at such meeting without protest prior to the commencement thereof.

(e)    Meetings by Communications Equipment. Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 5.    Quorum and Voting.

At any meeting of Directors, not less than one-half of the whole authorized number of Directors is necessary to constitute a quorum for such meeting, except that a majority of the remaining Directors in office constitutes a quorum for filling a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions, and business which may come before the meeting shall be determined by a majority of votes cast by the Directors present at such meeting, unless the vote of a greater number is required by the Articles, or these Regulations or By-Laws duly adopted by the Board of Directors.

Section 6.    Committees.

(a)    Appointment. The Board of Directors may from time to time appoint certain of its members (but in no event less than one) to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees power to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board.

(b)    Executive Committee. In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control and the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

(c)    Committee Action. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

Section 7.    Action of Directors Without a Meeting.

Any action which may be taken at a meeting of Directors or any Committee thereof may be taken without a meeting, if authorized by a writing or writings signed by all the Directors, which writing or writings shall be filed or entered upon the records of the Corporation.

Section 8.    Compensation of Directors.

The Board of Directors may allow compensation for attendance at meetings or for any special services, may allow compensation to the member of any committee, and may reimburse any Director for his expenses in connection with attending any Board or committee meeting.

Section 9.    Relationship with Corporation.

Directors shall not be barred from providing professional or other services to the Corporation. No contract or transaction shall be void or voidable with respect to the Corporation for the reason that it is between the Corporation and one or more of its Directors, or between the Corporation and any other person in which one or more of its Directors are directors, trustees or officers or have a financial or personal interest, or for the reason that one or more interested Directors participate in or vote at the meeting of the Directors or committee thereof which authorizes such contract or transaction, if in any such case (a) the material facts as to the Director’s relationship or interest and as to the contract or transaction are disclosed or are known to the Directors or the committee and the Directors or committee, in good faith, reasonably justified by such facts, authorized the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; or (b) the material facts as to the Director’s relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the Shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract or transaction; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Directors, a committee thereof or the Shareholders.

Section 10.    Attendance at Meetings of Persons Who Are Not Directors.

Unless waived by a majority of Directors in attendance, not less than twenty-four hours before any regular or special meeting of the Board of Directors any Director who desires the presence at such meeting of not more than one person who is not a Director shall so notify all other Directors, request the presence of such person at the meeting, and state the reason in, writing. Such person will not be permitted to attend the Directors’ meeting unless a majority of the Directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at any time during any such meeting by the vote of a majority of the Directors in attendance.

ARTICLE IV

OFFICERS

Section 1.    General Provisions.

The Board of Directors shall elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, one or more Vice Presidents, and such other officers and assistant officers as the Board may from time-to-time deem necessary. The Chairman of the Board, if any, shall be a Director but need not be an officer. The Chief Executive Officer shall be a Director, but no one of the other officers need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

Section 2.    Powers and Duties.

All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the

Corporation, or for any other reason the Board of Directors may deem sufficient, powers or duties of such officer, or any of them may be delegated, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties. Since the lawful purposes of this Corporation includes the acquisition and ownership of real property, personal property and property in the section of the Corporation’s property rights in its patents, copyrights and trademarks, each of the officers of this Corporation is empowered to execute any power of attorney necessary to protect, secure, or vest the Corporation’s interest in and to real property, personal property and its property protectable by patents, trademarks and copyright registrations and to secure such patents, copyrights and trademark registrations.

Section 3.    Term of Office and Removal.

(a)     Term. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the meeting of the Board of Directors following the date of election of Directors and until his successor is elected and qualified.

(b)    Removal. The Board of Directors may remove any officer at any time with or without cause by the affirmative vote of a majority of Directors then in office.

Section 4.    Compensation of Officers.

Unless compensation is otherwise determined by a majority of the Directors at a regular or special meeting of the Board of Directors or unless such determination is delegated by the Board of Directors to another officer or officers, the President of the Corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the Corporation.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.    Right of Indemnification.

Each Director, officer and member of a committee of this Corporation, and any person who may have served at the request of this Corporation as a Director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, such person’s heirs, executors and administrators, shall be indemnified and held harmless by the Corporation, to the furthest extent permitted by law as then in effect, against all costs and expenses reasonably incurred by such person concerning, or in connection with, the defense of any claim asserted or suit or proceeding brought against such person by reason of that person’s conduct or actions in such capacity at the time of incurring such costs or expenses, except costs and expenses incurred in relation to matters as to which such person shall have been willfully derelict in the performance of that person’s duty. Such costs and expenses shall include the cost of reasonable settlements (with or without suit), judgments, attorneys’ fees, costs of suit, fines and penalties and other liabilities (other than amounts paid by any such person to this Corporation or any subsidiary thereof). The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final dispositions (hereinafter an “advancement of expenses”). Any advancement of expenses shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 1. To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the full extent authorized by the General Corporation Law of Ohio.

Section 2.    Definition of Performance.

For the purposes of this Article, a Director, officer or member of a committee shall conclusively be deemed not to have been willfully derelict in the performance of such person’s duty as such Director, officer or member of committee:

(a)    Determination by Suit. In a matter which shall have been the subject of a suit or proceeding in which such person was a party which is disposed of by adjudication on the merits, unless such person shall have been finally adjudged in such suit or proceeding to, have been willfully derelict in the performance of that person’s duty as such Director, officer or member of a committee; or

(b)    Determination by Committee. In a matter not falling within (a) above, a majority of disinterested members of the Board of Directors or a majority of a committee of disinterested Shareholders of the Corporation, selected as hereinafter provided, shall determine that such person was not willfully derelict. Such determination shall be made by the disinterested members of the Board of Directors except where such members shall determine that such matter should be referred to said committee of disinterested Shareholders.

Section 3.    Selection of Committee.

The selection of a committee of Shareholders provided above may be made by the majority vote of the disinterested Directors or, if there be no disinterested Director or Directors, by the chief executive officer of the Corporation. A Director or Shareholder shall be deemed disinterested in a matter if such person has no interest therein other than as a Director or Shareholder of the Corporation as the case may be. The Corporation shall pay the fees and expenses of the Shareholders or Directors, as the case may be, incurred in connection with making a determination as above provided.

Section 4.    Non-Committee Determination.

In the event that a Director, officer or member of a committee shall be found by some other method not to have been willfully derelict in the performance of such person’s duty as such Director, officer or member of a committee, then such determination as to dereliction shall not be questioned on the ground that it was made otherwise than as provided above.

Section 5.    Indemnification by Law or Contract.

The foregoing rights of indemnification and payment of expenses shall not be exclusive of, and shall be in addition to any rights to which any such person may otherwise be entitled as a matter of law or by contract with the Corporation which is expressly permitted hereby.

Section 6.    Insurance.

The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in this Article V, against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 7.    Miscellaneous.

The right of indemnification conferred hereby shall be extended to any threatened action, suit or proceeding, and the failure to institute it shall be deemed its final determination. Advances may be made by the Corporation against costs, expenses and fees, as and upon the terms, determined by the Board of Directors.

ARTICLE VI

SECURITIES HELD BY THE CORPORATION

Section 1.    Transfer of Securities Owned by the Corporation.

All endorsements, assignments, transfers, stock powers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President, by a Vice President, by the Secretary or by the Treasurer or by any other person or persons as may be thereunto authorized by the Board of Directors.

Section 2.    Voting Securities Held by the Corporation.

The Chairman of the Board, President, and Vice President, Secretary or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any securities issued by other corporations which the Corporation may own.

ARTICLE VII

SHARE CERTIFICATES

Section 1.    Transfer and Registration of Certificates.

The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles or these Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates for shares’ and the shares represented thereby and may appoint transfer agents and registrars thereof.

Section 2.    Uncertificated Shares of Stock; Stock Certificates.

The Board of Directors may provided by resolution, to the extent permitted by applicable law and unless otherwise provided by the Articles or these Regulations, that some or all of any or all classes and series of shares of stock of the Corporation shall be issued in uncertificated form pursuant to customary arrangements for issuing shares in such uncertificated form, including by electronic or other means. Any such resolution shall not apply to shares then represented by a certificate until such certificate is surrendered to the Corporation, nor shall such a resolution apply to a certificated share issued in exchange for an uncertificated share. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law. Notwithstanding the foregoing, upon the written request of a holder of shares of the Corporation delivered to the Secretary, such holder is entitled to receive one or more certificates representing the shares of stock of the Corporation held by such holder. Any such certificate shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or Treasurer or an Assistant Secretary, and sealed with the seal of the Corporation. Such signatures and/or seal may be a facsimile, engraved or printed. In case any such officer who has signed any such certificate shall have ceased to be such officer before such certificate is delivered by the Corporation, it may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of its delivery. Any certificate representing the stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall conform to the requirements of the laws of the State of Ohio.

Section 3.    Substituted Certificates.

Any person claiming that a certificate for shares has been lost, stolen or destroyed, shall make an affidavit or affirmation of that fact and, if required, shall give the Corporation (and its registrar or registrars and its transfer agent or agents, if any) a bond of indemnity, in such form and with one or more sureties satisfactory to the Board, and, if required by the Board of Directors, shall advertise the same in such manner as the Board of Directors may require, where upon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

ARTICLE VIII

CONSISTENCY WITH ARTICLES OF INCORPORATION

If any provisions of these Regulations shall be inconsistent with the Corporation’s Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

ARTICLE IX

SECTION HEADINGS

The headings contained in this Code of Regulations are for reference purposes only and shall not be construed to be part of and/or shall not affect in any way the meaning or interpretation of this Code of Regulations.

ARTICLE X

AMENDMENTS

This Code of Regulations of the Corporation (and as it may be amended from time-to-time) may be amended or added to by the affirmative vote or the written consent of the Shareholders of record entitled to exercise a majority of the voting power on such proposal or by the directors to the extent permitted by the Ohio General Corporation Law; provided, however, that if an amendment or addition is adopted by written consent without a meeting of the Shareholders or otherwise by the directors, it shall be the duty of the Secretary to enter the amendment or addition in the records of the Corporation, and to provide notice to Shareholders to the extent required by applicable law.